TRAVELERS SERIES FUND INC.
Smith Barney Large Cap Value Portfolio
Alliance Growth Portfolio
Van Kampen Enterprise Portfolio
Smith Barney International All Cap Growth Portfolio
Travelers Managed Income Portfolio
Putnam Diversified Income Portfolio
Salomon Brothers Strategic Total Return Bond Portfolio
Smith Barney High Income Portfolio
MFS Total Return Portfolio
Smith Barney Money Market Portfolio
Aim Capital Appreciation Portfolio
Smith Barney Large Capitalization Growth Portfolio
Smith Barney Aggressive Growth Portfolio
Smith Barney Mid Cap Core Portfolio

125 Broad Street
New York, NY 10004

                           SUB-ITEM 77Q3


(a) (i) Based upon their evaluation of the registrant's disclosure controls and procedures as conducted within 90 days of the filing date of this report, the registrant's chief executive officer and chief financial officer have concluded that those disclosure controls and procedures provide reasonable assurance that the material information required to be disclosed by the registrant in the reports it files or submits under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is recorded, processed, summarized and reported in substantial compliance with the 1934 Act and the Commission's rules and forms thereunder.

     (ii) There were no significant changes in the registrant's internal controls or in other factors that could significantly affect these controls subsequent to the date of their last evaluation.

    (iii)              Certifications

 I, R. Jay Gerken, certify that:

 1. I have reviewed this report on Form N-SAR of the Travelers Series Fund Inc. (on behalf of Smith Barney Large Cap Value Portfolio, Alliance Growth Portfolio, Van Kampen Enterprise Portfolio, Smith Barney International All Cap Growth Portfolio, Travelers Managed Income Portfolio, Putnam Diversified Income Portfolio, Salomon Brothers Strategic Total Return Bond Portfolio, Smith Barney High Income Portfolio, MFS Total Return Portfolio, Smith Barney Money Market Portfolio, Aim Capital Appreciation Portfolio, Smith Barney Large Capitalization Growth Portfolio, Smith Barney Aggressive Growth Portfolio, Smith Barney Mid Cap Core Portfolio);

 2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

 3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

 4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:

   a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

   b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

   c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.    The  registrant's  other  certifying  officers  and  I  have
  disclosed,  based  on  our  most  recent  evaluation,   to   the
  registrant's auditors and the audit committee of the registrant's
  board   of  directors  (or  persons  performing  the  equivalent
  functions):

   a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

   b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.



Date: December 20, 2002           /s/ R. JAY GERKEN
                                Chief Executive Officer



I, Richard Peteka, certify that:

1. I have reviewed this report on Form N-SAR of the Smith Barney Investment Series (on behalf of Smith Barney Large Cap Value Portfolio, Alliance Growth Portfolio, Van Kampen Enterprise Portfolio, Smith Barney International All Cap Growth Portfolio, Travelers Managed Income Portfolio, Putnam Diversified Income Portfolio, Salomon Brothers Strategic Total Return Bond Portfolio, Smith Barney High Income Portfolio, MFS Total Return Portfolio, Smith Barney Money Market Portfolio, Aim Capital Appreciation Portfolio, Smith Barney Large Capitalization Growth Portfolio, Smith Barney Aggressive Growth Portfolio, Smith Barney Mid Cap Core Portfolio);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:

   a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

   b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

   c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

 5.    The  registrant's  other certifying  officers  and  I  have
   disclosed,  based  on  our  most  recent  evaluation,  to   the
   registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

   a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

   b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.



Date: December 20, 2002             /s/ RICHARD PETEKA
                                Chief Financial Officer